UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2013

CAPSTONE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54905	46-0684479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Michelson Dr.
Suite 700
Irvine, California 92612
(Address of Principal Executive Offices, including zip code)

1 (866) 798-4478
(Registrant’s telephone number, including area code)

Copies of Communications to:
Stoecklein Law Group, LLP.
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                      Change in Control.

Background of the Change in Control

This Item 5.01 Form 8-K is being filed in connection with the change in control of Capstone Financial Group, Inc. (the “Company” or “CAPP”) pursuant to a Common Stock Purchase Agreement, dated September 6, 2013 (the “Pastor Agreement”) entered into by Mr. Ryan Faught (the “Seller”) and Mr. Darin Pastor (the “Purchaser”), providing for the purchase by Mr. Pastor from the Seller of 3,548,200 shares of Common Stock, par value $.001 (the “Common Stock”), representing 78.7% of the issued and outstanding shares of the Company for a purchase price of $1,774.10. A copy of the Pastor Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Additionally, pursuant to a Common Stock Purchase Agreement, dated September 6, 2013 (the “Schneider Agreement”) entered into by Mr. Ryan Faught (the “Seller”) and Mr. George Schneider (the “Purchaser”), providing for the purchase by Mr. Schneider from the Seller of 451,800 shares of Common Stock, par value $.001 (the “Common Stock”), representing 10% of the issued and outstanding shares of the Company for a purchase price of $225.90. A copy of the Schneider Agreement is attached as Exhibit 10.2 hereto and incorporated by reference herein.

The Amount And Source Of Funds Used To Effect A Change In Control; Purchase of Control, Etc.

As mentioned above, Mr. Pastor paid $1,744.10 to acquire 3,548,200 shares of Common Stock and Mr. Schneider paid $225.90 to acquire 451,800 shares of Common Stock. The source of funds used by Mr. Pastor and Mr. Schneider to effect a change of control were personal funds. Control was acquired from the former President and CEO Mr. Ryan Faught who resigned previously on August 26, 2013 as set forth the Company’s Form 8-K (the “8-K”) filed on August 29, 2013 and is hereby incorporated by reference.

Except as described above, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.03                      Amendment Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 6, 2013, the Company effectuated a 20 to 1 forward split (the “Forward Split”) of its issued and unissued common shares as of September 24, 2013, the record date. As a result, once the Forward Split is declared effective by the Financial Industry Regulatory Authority (“FINRA”), the issued and outstanding shares of common stock of the Company will increase from four million, five hundred ten thousand (4,510,000) shares prior to the Forward Split to  ninety million, two hundred  thousand (90,200,000) shares following the Forward Split. The number of authorized shares will increase from 100,000,000 to 2,000,000,000 common shares. Fractional shares will be rounded upward. Each shareholder of record will receive a dividend certificate, rather than surrendering outstanding stock certificates. The Certificate of Change specifies that the effective date of the Forward Stock Split with the Nevada Secretary of State is September 6, 2013; however, the effectiveness of the Forward Stock Split is subject to approval by FINRA.

The Company has submitted an Issuer Company-Related Action Notification Form to FINRA regarding the Forward Stock Split. FINRA’s approval of the Forward Stock Split is currently pending.

The Company will file a subsequent Current Report on Form 8-K upon receipt of approval from FINRA announcing the effectiveness of the Forward Split. A copy of the Certificate of Change is filed hereto as Exhibit 3.1(i)(c) and is hereby incorporated by reference.

Item 9.01                      Exhibits

Exhibit Number	Description
3(i)(c)	Certificate of Change – Dated September 6, 2013
10.1	Common Stock Purchase Agreement by and between Ryan Faught and Darin Pastor – Dated September 6, 2013
10.2	Common Stock Purchase Agreement by and between Ryan Faught and George L. Schneider – Dated September 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE FINANCIAL GROUP, INC.

By: /S/ Darin Pastor
Darin Pastor, CEO
Date:  September 11, 2013